RESIGNATION AND RELEASE

Reference is made to that certain Stock Purchase Agreement (the “Purchase Agreement”), dated as of November 19, 2014, by and among Roberts Realty Investors, Inc., a Georgia corporation (the “Company”), Roberts Properties Residential, L.P., a Georgia limited partnership (the “Operating Partnership”) and A-III Investment Partners LLC, a Delaware limited liability company (the “Purchaser”), a condition of which is the delivery by the Company to the Purchaser of resignations and releases from each of the directors, officers and employees of the Company. Capitalized terms not otherwise defined in this Resignation and Release shall have the meaning set forth in the Purchase Agreement. The undersigned acknowledges that delivery of this Resignation and Release is a material inducement to Purchaser’s willingness to consummate the transactions contemplated by the Purchase Agreement, and that Purchaser would not do so without the benefit of the provisions of this Resignation and Release.

Effective as of the Closing Date, the undersigned hereby resigns from any and all positions that he may hold as a director, officer or employee of the Company.

In exchange for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby releases and forever discharges, and covenants not to assert or file any claim against, the Company, the Purchaser and each of their respective affiliates, and the respective shareholders, members, partners, directors, officers, managers, employees, benefit plans, successors and assigns thereof (the “Released Parties”) from or with respect to any and all promises, liabilities, amounts due or payable, indebtedness, losses, claims, litigation, demands and causes of action, known or unknown, fixed or contingent, including, but not limited to, any actions brought in tort or for breach of contract, or under any federal or state statute, law or regulation, which the undersigned has, had or purports to have against any of the Released Parties as of or prior to the Closing Date; provided however that the undersigned retains all rights as an Indemnified Party under the Purchase Agreement to indemnification, advancement of expenses and exculpation by the Company as provided in the Organizational Documents of the Company and its Subsidiaries, and pursuant to Director and Officer Indemnification Agreements between the Company and the undersigned.

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned has executed this Resignation and Release as of the date first written above.

/s/ John Davis
John Davis

[Signature page to Resignation and Release]